UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:   April 12, 2004

Commission file number 0-16602

O’HARA RESOURCES, LTD

          Nevada

                                              88-0485907

                       (State of Incorporation)

                 (IRS Employer Identification No.)

3394 Lakeside Court, Reno, Nevada 89509

(Address of principal executive offices)

775-337-7630

(Telephone Number)

Item 5.  Other Events and Regulation FD Disclosure.

In the last two (2) Form 8-K's filed by O'Hara Resources, Ltd., (the "Company") dated March 18, 2004 and March 31, 2004, the Company stated under Item 5 of both 8-Ks that the Company had 23,828,709 shares of common stock issued and outstanding.  This number was incorrect.  The correct number was 27,089,848.

Due to recent returns of stock to the treasury, the Company presently has 26,045,848 shares of common stock issued and outstanding.

Item 1 through Item 4 and Item 6 through Item 9- not applicable

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

O’Hara Resources, LTD

           (Registrant)

Date 04/12/04

By       ______________________

Robert B. Vrooman

President and Chief Executive Officer

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